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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 30, 2006

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-23049                                           33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


        19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612
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              (Address of Principal Executive Offices) (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM     1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM     2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM     3.02     SALE OF UNREGISTERED SECURITIES

         On October 9, 2006 and November 27, 2006, the Company entered into Amendments and Waiver (the "Amendments") with each of Midsummer Investment, Ltd. ("Midsummer") and Laurus Master Fund, Ltd. ("Laurus") respectively, pursuant to which, among other things: (1) the secured term notes dated November 17, 2005 (Laurus) and November 16, 2005 (Midsummer) (the "Nov. 2005 Notes") issued to Laurus and Midsummer were amended and restated to increase their principal balances by $750,000 (Laurus) and $250,000 (Midsummer), or $1,000,000 in the aggregate, and to extend their maturity dates until February 28, 2007; (2) the maturity date of the Secured Term Convertible Note issued to Laurus on July 12, 2004 (the "July 2004 Note") was clarified to be July 12, 2007; (3) the maturity dates of the Secured Term Convertible Notes issued to Laurus and Midsummer on June 15, 2005 (the "June 2005 Notes") were clarified to be June 15, 2008; (4) the maturity date of the 9% Convertible Debenture issued to Midsummer on March 15, 2004 (the "March 2004 Debenture") was extended to February 28, 2007; (5) the principal portions of the monthly payments due for September 2006 through February 2007 under the March 2004 Debenture, July 2004 Note and June 2005 Notes were postponed until the maturity dates under the respective notes; (6) the Company's obligation to file registration statements pursuant to the registration rights agreements dated March 15, 2004, July 12, 2004, June 15, 2005 and November 16, 2005 registering the shares issuable to Laurus and Midsummer upon conversion of the July 2004 Note and the June 2005 Notes, the shares issuable to Midsummer upon conversion of the March 2004 Debenture and the shares issuable on exercise of outstanding options and warrants held by Midsummer and Laurus was changed to require the Company to secure the listing of its shares of Common Stock on the NASD OTC Bulletin Board by January 1, 2007; and (7) Midsummer and Laurus waived certain rights under the foregoing agreements and related agreements. In exchange for Laurus and Midsummer agreeing to the foregoing, the Company issued Laurus and Midsummer additional options, expiring March 21, 2016, to purchase an aggregate of Two Million Two Hundred Seventy-Five Thousand (2,275,000) shares of the Company's common stock for One Cent ($0.01) per share (the "Options"). The Company will use the proceeds of the foregoing transaction for working capital and other purposes.

         The Company's additional obligations under the Nov. 2005 Notes are secured by a second priority security interest in all of the Company's assets in favor of Laurus and Midsummer, which is pari passu as between Laurus and Midsummer. The Company's obligations are also guaranteed by its subsidiaries. Laurus' security interest is governed by the Security Agreement, Stock Pledge Agreement and Subsidiary Guaranty that the Company executed in connection with the sale of the July 2004 Note to Laurus. Midsummer's security interest is governed by the Security Agreement and Subsidiary Guaranty that the Company executed in connection with the sale of the June 2005 Note to Midsummer.


         The Options and the amended Nov. 2005 Notes were issued without registration pursuant to the exemption provided under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.


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         Forms of the Amendments and the Options are attached hereto as exhibits.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibit No.       Description
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            10.1           Form Amendment and Waiver
            10.2           Form of Option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         Island Pacific, Inc.

Date:   November 30, 2006                By: /s/ Barry Schechter
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                                             Name: Barry Schechter
                                             Title: Chief Executive Officer